Exhibit 2.1

FIRST AMENDMENT

TO

EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT, dated as of January 27, 2009 (the “First Amendment”), to that certain Equity Purchase Agreement, dated as of July 1, 2008 (the “Purchase Agreement”) is entered into by and among HICKS ACQUISITION COMPANY I, INC., a Delaware corporation (“Buyer”), GPC HOLDINGS, L.P., a Pennsylvania limited partnership (“GPCH”), GRAHAM PACKAGING CORPORATION, a Pennsylvania corporation (“GPC”), GRAHAM CAPITAL COMPANY, a Pennsylvania limited partnership, (“GCC”), GRAHAM ENGINEERING CORPORATION, a Pennsylvania corporation (“GEC” and, together with GPCH, GCC and GPC, the “Graham Family Holders”), BMP/GRAHAM HOLDINGS CORPORATION, a Delaware corporation (“BMP/GHC”), BCP/GRAHAM HOLDINGS L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of BMP/GHC (“BCP LLC”), GPC CAPITAL CORP. II, a Delaware corporation (“IPO Corp.”), GPC OPCO GP LLC, a Delaware limited liability company (“GPC Opco”), GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (the “Company”), HH-HACI, L.P., a Delaware limited partnership (“Founder”), BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P., a Delaware limited partnership (“BCP III”), BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P., a Cayman Islands exempted limited partnership (“BOCP III”), and BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P., a Delaware limited partnership (“BFIP III”) and BCP III, as the Seller Representative (as defined in the Purchase Agreement) pursuant to Section 6.10 of the Purchase Agreement.

WHEREAS, the parties desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENT TO PURCHASE AGREEMENT

1.1 Section 3.11. Section 3.11 is hereby deleted in its entirety, is of no further force or effect, and replaced with the following:

“RESERVED”

1.2 Section 6.1(a). Section 6.1(a) is hereby amended by adding (x) the following clause:

“(vii) by either the Seller Representative or the Buyer by giving written notice to the other Person.”

and (y) “, or” at the end of the preceding Section 6.1(a)(vi) (in replacement of the period currently there).

1.3 Section 6.1(b). Section 6.1(b) is hereby amended by adding the following to the end of the paragraph:

“provided further that in the event of a termination pursuant to Section 6.1(a)(i) or 6.1(a)(vii), no party shall have liability under this agreement except for any intentional or knowing breaches of obligations provided for in Section 3.1(d), Section 3.5 or this Article VI.”

1.4 Effect on the Purchase Agreement. The First Amendment shall not constitute a waiver, amendment or modification of any provision of the Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Purchase Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby. To the extent that a provision of the First Amendment conflicts with or differs from a provision of the Purchase Agreement, such provision of the First Amendment shall prevail and govern for all purposes and in all respects. The First Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Notwithstanding anything herein or in the Purchase Agreement to the contrary, any and all provisions in the Purchase Agreement restricting the ability of a party from engaging in actions that were, before giving effect to this First Amendment, prohibited by Section 3.11 are hereby deleted and of no further force or effect.

ARTICLE II

MISCELLANEOUS

2.1 Construction. The First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

2.2 Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

2.3 Entire Agreement. This First Amendment together with the Purchase Agreement (including the Schedules thereto and the documents referred to therein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereto.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, the First Amendment on the date first written above.

BUYER:

HICKS ACQUISITION COMPANY I, INC.

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	President, Chief Executive Officer and Chief Financial Officer

COMPANY:

GRAHAM PACKAGING HOLDINGS COMPANY

By:	/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer

GPC CAPITAL CORP. II

By:	/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	President and Chief Executive Officer

GPC OPCO GP LLC

By:	/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer

Signature Page to First Amendment to Purchase Agreement

SELLERS:

GRAHAM PACKAGING CORPORATION

By:	/s/ Paul L. Rudy, III
Name:	Paul L. Rudy, III
Title:	Vice President

GPC HOLDINGS, L.P.

By:	/s/ Paul L. Rudy, III
Name:	Paul L. Rudy, III
Title:	Vice President

GRAHAM CAPITAL COMPANY

By:	Graham Capital, LLC, its General Partner

By:	/s/ Paul L. Rudy, III
Name:	Paul L. Rudy, III
Title:	Vice President

GRAHAM ENGINEERING CORPORATION

By:	/s/ Paul L. Rudy, III
Name:	Paul L. Rudy, III
Title:	Vice President

Signature Page to First Amendment to Purchase Agreement

BMP/GRAHAM HOLDINGS CORPORATION

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BCP/GRAHAM HOLDINGS L.L.C.

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

Signature Page to First Amendment to Purchase Agreement

BLACKSTONE HOLDERS:

BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.

By:	Blackstone Management Associates III, LLC, its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

Signature Page to First Amendment to Purchase Agreement

BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.

By: Blackstone Management Associates III, LLC, its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.
(only with respect to Sections 3.12, 3.14 and 6.20)

By: Blackstone Management Associates III, LLC, its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

Signature Page to First Amendment to Purchase Agreement

SELLER REPRESENTATIVE:

BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.

By: Blackstone Management Associates III, LLC, its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

Signature Page to First Amendment to Purchase Agreement

FOUNDER:

HH-HACI, L.P.

By: HH-HACI GP LLC, its General Partner

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Authorized Signatory

Signature Page to First Amendment to Purchase Agreement